UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2026

CALERES, INC.

(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of
incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value of $0.01 per share	CAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2026, the Company announced that Daniel L. Karpel, Senior Vice President and current interim Chief Financial Officer, has been appointed Chief Financial Officer, effective immediately. Mr. Karpel will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Karpel, age 55, has served as interim Chief Financial Officer since January 21, 2026. Mr. Karpel has over 30 years of finance and accounting experience. Prior to joining the Company as Senior Vice President and Chief Accounting Officer in 2025, he served as the Chief Financial Officer of Club Car Wash Operating, LLC from 2024 to 2025. Prior to this, Mr. Karpel served as Chief Financial Officer from 2023 to 2024 of CW Holdings, LLC and a legacy entity owning the brands of Soft Surroundings and Coldwater Creek, and served as Chief Accounting Officer of Eyecare Partners LLC from 2022 to 2023 and Spectrum Brands Holdings, Inc from 2020 to 2022. Mr. Karpel previously worked at Caleres from 2008 to 2016, and served as the Company’s Chief Accounting Officer from 2013 to 2016.

As Chief Financial Officer, Mr. Karpel will receive an annual base salary of $550,000. In addition, Mr. Karpel will participate in the Company's Annual Incentive Plan with a target annual cash incentive of 65% of his annual base salary. In connection with his appointment, Mr. Karpel will receive a payment of $100,000 for service as Chief Financial Officer on an interim basis, a restricted stock award with a total value of $350,000 (with the shares of stock vesting 50% after two years and 50% after three years), a performance stock award under the Company’s long term incentive plan for 2026-2028 with a total target value of $550,000, and a potential award under the Company’s one-time, three-year stock price incentive award for certain executives made in April 2026 with a total target value of $385,000.  Mr. Karpel will also be eligible to participate in the Company’s other employee benefit plans and arrangements on the same terms as the Company’s other similarly situated executive officers.

In connection with his appointment, the Company will enter into an Executive Severance Agreement with Mr. Karpel on substantially the same terms and conditions as those set forth in the form of the Severance Agreement filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission April 2, 2026.

A copy of the Press Release announcing these changes is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Issued May 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.
(Registrant)

Date: May 20, 2026	/s/ Thomas C. Burke
Thomas C. Burke
Senior Vice President, General Counsel and Secretary